Exhibit 10

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This Agreement of Resignation, Appointment and Acceptance dated as of November 9, 2006 is made by and among Rockwell Collins, Inc., a Delaware corporation having its principal office at 400 Collins Road NE, Cedar Rapids, IA 52498 (the "Issuer"), Citibank, N.A., a national banking association having its principal corporate trust office in New York, NY (the "Bank") and The Bank of New York Trust Company, N.A., a national banking association having its principal office in Los Angeles, CA ("BNYTC").

RECITALS:

WHEREAS, the Issuer and the Bank entered into an indenture dated as of November 1, 2001 (the "Indenture") under which the Bank was appointed in the capacities of Trustee, Paying Agent and Security Registrar (collectively the "Capacities");

WHEREAS, the 4 3/4% Notes due 2013 (the "Securities") were originally authorized and issued under the Indenture;

WHEREAS, the Issuer desires to appoint BNYTC as the successor to the Bank in its Capacities under the Indenture; and

WHEREAS, BNYTC is willing to accept such appointment as the successor to the Bank in its Capacities under the Indenture.

NOW, THEREFORE, the Issuer, the Bank and BNYTC, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

THE BANK

SECTION 1.01. The Bank hereby resigns from its Capacities under the Indenture.

SECTION 1.02. The Bank hereby assigns, transfers, delivers and confirms to BNYTC all right, title and interest of the Bank in its Capacities relating to the Indenture and the Securities and all the rights, powers and trusts of the Bank under the Indenture and the terms of the Securities, provided the Bank shall continue to be entitled to the compensation, expense reimbursement and indemnity provisions and be subject to its obligations concerning liability for its actions as Trustee thereunder, in each case, with respect to the period prior to the Effective Date (as defined below).

ARTICLE II

THE ISSUER

SECTION 2.01. The Issuer hereby accepts the resignation of the Bank from its Capacities under the Indenture.

SECTION 2.02. All conditions relating to the appointment of BNYTC as the successor to the Bank in its Capacities under the Indenture have been met by the Issuer, and the Issuer hereby appoints BNYTC to its Capacities under the Indenture with like effect as if originally named to such Capacities under the Indenture.

ARTICLE III

BNYTC

SECTION 3.01. BNYTC hereby represents and warrants to the Bank and to the Issuer that BNYTC is eligible for appointment as Trustee and is not disqualified to act in the Capacities under the Indenture.

SECTION 3.02. BNYTC hereby accepts its appointment to the Capacities under the Indenture and accepts and assumes the right, title, and interest of the Bank in its Capacities relating to the Indenture and the Securities and the rights, powers, duties and obligations of the Bank under the Indenture and the terms of the Securities, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Indenture.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 A.M. local New York time on December 4, 2006 (the "Effective Date").

SECTION 4.02. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.03. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.04. The persons signing this Agreement on behalf of the Issuer, BNYTC and the Bank are duly authorized to execute it on behalf of each such party, and each such party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.

SECTION 4.05. The Issuer represents that, as of the Effective Date, it is a Delaware corporation and has been duly organized and is validly existing under the laws of the State of Delaware and with the principal office as identified in the first paragraph hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed in triplicate all as of the day and year first above written.
ROCKWELL COLLINS, INC. By: /s/ Douglas E. Stenske Douglas E. Stenske Treasurer
CITIBANK, N.A. By: /s/ Nancy Forte Name: Nancy Forte Title: Assistant Vice President
THE BANK OF NEW YORK TRUST COMPANY, N.A. By: /s/ Roxane Ellwanger Roxane Ellwanger Assistant Vice President